                                                                      EXHBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ---------------------------------------------------------

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports  dated  August 17,  2007,  relating to the financial  statements and financial highlights which appear in the June 30, 2007
Annual Reports to  Shareholders of the  Disciplined  Growth Fund,  Equity Growth
Fund, NT Equity Growth Fund, Global Gold Fund, Income & Growth Fund,  Long-Short
Equity Fund,  Small Company Fund, NT Small  Company Fund,  Utilities  Fund,  and
International  Core Equity which are also  incorporated  by  reference  into the
Registration  Statement.  We also  consent  to the  references  to us under  the headings "Financial Highlights", "Independent Registered Public Accounting Firm"
and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
----------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
September 24, 2007